Exhibit 99

Item 1.

Number of shares	Price in dollars
100	21.00
100	21.13
100	21.15
100	21.19
199	21.20
500	21.24
600	21.31
1100	21.41
84	21.48
300	21.73
400	21.76
200	21.78
800	21.81
600	21.83
400	21.85
1000	21.86
400	21.87
400	21.88
700	21.89
699	21.90
1700	21.91
2080	21.92
2100	21.93
1900	21.94
2800	21.95
1900	21.96
200	21.97
1700	21.98
2100	21.99
1440	22.00
100	22.01
200	22.03
200	22.05
100	22.06
200	22.07
1000	22.08
200	22.09
2100	22.10
1400	22.11
200	22.12
1800	22.13
1400	22.14
1200	22.15
3400	22.16
2000	22.17
2200	22.18
500	22.19
1800	22.20
1500	22.21
1900	22.22
2400	22.23

900	22.24
1400	22.25
1200	22.26
1100	22.27
900	22.28
1000	22.29
3700	22.30
1403	22.31
100	22.32
300	22.33
2600	22.34
1500	22.35
3400	22.36
3100	22.37
1100	22.38
1200	22.39
1900	22.40
2900	22.41
1300	22.42
2300	22.43
400	22.44
2200	22.45
2000	22.46
300	22.47
1700	22.48
3700	22.49
400	22.50

Exhibit 99

Item 2.
Represents shares purchased by Gazit (1995), Inc. (“Gazit 1995”) pursuant to a Rule 10b5-1 trading plan adopted in November 2007.  Gazit 1995 is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act of 1934, as amended (the “Exchange Act”).  Gazit 1995 is wholly-owned subsidiary of MGN (USA) Inc. (“MGN (USA)”), a wholly-owned subsidiary of Gazit-Globe, Ltd. (“Gazit-Globe”).  Mr. Katzman is the Chairman of the Board of Gazit-Globe.

The securities reported as beneficially owned by Mr. Katzman include:

(a)
1,263,197 shares held of record by Gazit-Globe, which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Katzman is the Chairman of the Board of Gazit-Globe.

(b)
5,668,207 shares held of record by Ficus, Inc. (“Ficus”), which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.  Ficus is also a wholly-owned subsidiary of First Capital Realty Inc.  (“First Capital”), an Ontario corporation, and is indirectly controlled by Gazit-Globe.  Mr. Katzman is the President of Ficus and Chairman of the Board of First Capital and Gazit-Globe.

(c)
8,315,363 shares held of record by Silver Maple (2001), Inc. (“Silver Maple”), which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.  Silver Maple is also a wholly-owned subsidiary of First Capital and is indirectly controlled by Gazit-Globe.  Mr. Katzman is the President of Silver Maple and Ficus and Chairman of the Board of First Capital and Gazit-Globe.

(d)	6,118,645 shares held of record by MGN (USA), a wholly-owned subsidiary of Gazit-Globe and a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.

(e)	5,283,829 shares held of record by MGN America, Inc., a wholly-owned subsidiary of MGN (USA) and a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.

(f)
8,721,255 shares of record held by Gazit 1995, a wholly-owned subsidiary of MGN (USA) and a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act (including the 96,505 shares reported herein).

(g)	54,635 shares held of record by Mr. Katzman’s wife directly and as custodian for their daughters.

(h)	681,567 other shares held directly and indirectly by Mr. Katzman, including the shares reported herein.